                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                [AMENDMENT NO. ]

                           FILED BY THE REGISTRANT /X/
                 FILED BY A PARTY OTHER THAN THE REGISTRANT / /

                           CHECK THE APPROPRIATE BOX:

                         /X/ PRELIMINARY PROXY STATEMENT

     / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14a-6(e)(2))

                         / / DEFINITIVE PROXY STATEMENT

                       / / DEFINITIVE ADDITIONAL MATERIALS

          / / SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR
                               SECTION 240.14a-12

                                 ORBIT/FR, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/ NO FEE REQUIRED.

  / / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11.

      1)    Title of each class of securities to which transaction applies:
            --------------------------------------------------------------


      2)    Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------


      4)    Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------


      5)    Total fee paid.
            --------------------------------------------------------------


/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                    --------------------------------------------

      2)    Form Schedule or Registration Statement No.:
                                                         ----------------

      3)    Filing Party:
                          --------------------------

      4)    Date Filed:
                        ----------------------------

                                 ORBIT/FR, INC.
                               506 Prudential Road
                           Horsham, Pennsylvania 19044

DEAR STOCKHOLDER:

      You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Orbit/FR, Inc. (the "Company") to be held on ___________, January ___, 2003 at 10:00 A.M., local time, at the Company's headquarters at 506 Prudential Road, Horsham, PA 19044, for the following purposes:

      1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock and to authorize the Company's Board of Directors to file such amendment in its sole discretion.

      2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

      We look forward to seeing you at the Special Meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                              Sincerely,


                                              /s/ Ze'ev Stein
                                              ---------------
                                              Ze'ev Stein
                                              Chairman of the Board of Directors

January ___, 2003

                                 ORBIT/FR, INC.

                               506 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY ____, 2003

To the Stockholders of
Orbit/FR, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Orbit/FR, Inc. (the "Company") will be held at the Company headquarters at 506 Prudential Road, Horsham, PA 19044, on ________, January ___, 2003 at 10:00 A.M., local time, for the following purposes:

      1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's common stock and to authorize the Company's Board of Directors to file such amendment in its sole discretion; and

      2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

      Any action may be taken on the foregoing matters at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be adjourned.

      The Board of Directors has fixed the close of business on January 3, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock (the "Common Stock") at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof.

      Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Special Meeting and further information regarding each proposal to be made.

      All stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, all holders of shares of Common Stock are urged to complete and sign the enclosed proxy, and return it promptly to the Company. At any time prior to their being voted, proxies are revocable by delivering written notice to the Company in accordance with the instructions set forth in the Proxy Statement or by voting at the Special Meeting in person.

STOCKHOLDERS UNABLE TO ATTEND THE SPECIAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                              By order of the Board of Directors

                                              /s/ Irene Honeycutt
                                              -------------------
                                              Irene Honeycutt
                                              Secretary

January ___, 2003
Horsham, Pennsylvania

                                 ORBIT/FR, INC.

                               506 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044

                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY ____, 2003

                                 PROXY STATEMENT

      This Proxy Statement (the "Proxy Statement") has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Orbit/FR, Inc. (the "Company") of proxies (each a "Proxy" and collectively, the "Proxies") in the enclosed form for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on _________, January ___, 2003 at 10:00 A.M., local time, at the Company's headquarters at 506 Prudential Road, Horsham, PA 19044, and any adjournment(s) or postponement(s) thereof.

                       VOTING AND REVOCABILITY OF PROXIES

      Stockholders of record as of the close of business on January 3, 2003 (the "Record Date") will be entitled to vote at the Special Meeting and any adjournment thereof. As of the Record Date, 6,001,573 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") were outstanding and entitled to one vote each. Execution of a Proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder submitting a Proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it delivered to the Secretary of the Company or by attending and voting at the Special Meeting in person.

      Shares represented by properly executed Proxies for which no instructions are received will be voted FOR the proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split. The persons named as proxies are directors of the Company.

      The presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the Special Meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the Special Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a majority of shares of Common Stock entitled to vote at the Special Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation. Abstentions and non-votes, therefore, have the effect of a vote against the proposal. If any other matter should be presented at the Special Meeting upon which it is proper to take a vote, shares represented by all Proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

      This Proxy Statement and the accompanying materials were first sent to the stockholders on or about January ___, 2003.

                                    PROPOSAL

             APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

OVERVIEW

      The Board of Directors of the Company has approved the presentation to stockholders of a proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to effect the reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock on the terms described herein. The Board of Directors has declared such amendment to the Certificate of Incorporation to be advisable and has recommended that the amendment be presented to the stockholders of the Company for approval. The Company is asking stockholders to approve a resolution for a 1-for-4 reverse stock split. If the proposal is approved by the Company's stockholders, the Board of Directors, in its discretion, will implement the Reverse Stock Split if it deems it then to continue to be in the best interests of the Company and its stockholders.

      Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware or at such later date as may be set forth therein (the "Effective Date").

      The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is incorporated by reference herein.

      On the Effective Date, the Reverse Stock Split will result in the automatic conversion of four shares of issued and outstanding Common Stock into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. For a discussion of the treatment of fractional shares, see "Exchange of Stock Certificates; No Fractional Shares" below.

      Even if the Reverse Stock Split proposal is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split continues to be in the best interest of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the then-current trading price of the Common Stock or certain other factors described herein.

      Orbit-Alchut Technologies, Ltd. ("Alchut"), the holder of 61.7% of the Company's issued and outstanding shares of Common Stock, has expressed its intention to vote in favor of the Reverse Stock Split proposal. Because the proposal is considered to be adopted by the stockholders of the Company if a majority of the Company's issued and outstanding shares entitled to vote at the Special Meeting vote in favor of the proposal, the approval and adoption of the proposal is assured if Alchut votes its shares consistent with its expressed intent.

BACKGROUND OF THE REVERSE STOCK SPLIT

      The Company's Common Stock is presently listed on The Nasdaq SmallCap Market. The Company's Common Stock was initially listed on the Nasdaq National Market following the Company's initial public offering on June 17, 1997. However, in April, 2001 the Company received a Nasdaq Staff Determination from the staff (the "Staff") of The Nasdaq Stock Market, Inc. ("Nasdaq") indicating that the Company had failed to comply with the $5 million minimum market value of public float requirement for continued listing on The Nasdaq National Market, set forth in Nasdaq Marketplace Rule 4450(a)(2), and that its shares were, therefore, subject to delisting from the Nasdaq National Market. In order to remain listed on The Nasdaq National Market, the Company had to meet each of the following standards:

            -     net tangible assets of $4 million;

            -     a public float of 750,000 shares;

            -     a market value of public float of $5 million;

            -     a minimum bid price of $1 per share;

            -     400 round lot shareholders;

            -     two market makers; and

            -     compliance with Nasdaq's corporate governance rules.

      Because of the Company's failure to meet the $5 million minimum market value of public float requirement for continued listing in The Nasdaq National Market, the Company was transferred to The Nasdaq SmallCap Market on September 24, 2001.

      In order to remain listed on The Nasdaq SmallCap Market, the Company must meet the following standards:

            - either (a) net tangible assets of $2 million, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35 million;

            -     a public float of 500,000 shares;

            -     a market value of public float of $1 million;

            -     a minimum bid price of $1.00 per share;

            -     two market makers;

            -     300 round lot shareholders; and

            -     compliance with Nasdaq corporate governance rules.

      On February 14, 2002, the Staff notified the Company that it failed to meet the requirements for continued listing on The Nasdaq SmallCap Market because the closing bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive trading days. The Staff advised the Company that it would be given a period of 180 days, until August 13, 2002, within which to comply with the minimum bid price requirement in order to maintain its listing on The Nasdaq SmallCap Market. The Staff further advised the Company that if the Company failed to demonstrate compliance by such date, but otherwise met the initial listing criteria for The Nasdaq SmallCap Market, the Staff would grant the Company an additional grace period of 180 days to demonstrate compliance.

      The initial listing criteria are as follows:

            -     stockholders' equity of $5 million;

            -     market capitalization of $50 million; or

            - net income of $750,000 (excluding extraordinary or non-recurring items) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

      On August 14, 2002, the Staff further advised the Company that in light of its compliance with the initial listing requirements for the Nasdaq SmallCap market related to stockholders' equity, the Company has been granted an additional 180 days' grace period to demonstrate compliance. This additional grace period expires on February 10, 2003.

      On November 5, 2002, the Company received an additional notice from the Staff notifying the Company that it was not in compliance with the minimum public float market value requirement due to the fact that market value of the Company's public float had fallen below $1 million for the previous 30 trading days. The market value of the Company's public float is the aggregate market value of all shares of Common Stock outstanding that are not held, directly or indirectly, by any officer or director of the Company or by any other person who is the beneficial owner of more than 10% of the total shares outstanding. The Staff advised the Company that it would be given until February 3, 2003 to comply with the minimum public float requirement in order to maintain its listing on The Nasdaq SmallCap Market.

      On January ___, 2003, the last reported sale price of the Common Stock on The Nasdaq SmallCap Market was $____ per share. Based on this sale price, the Company expects that the minimum bid price of the Common Stock after the Reverse Stock Split will be more than the $1.00 per share amount required for continued listing on The Nasdaq SmallCap Market.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

      The primary purpose of the Reverse Stock Split is to cause an increase in the trading price per share of the Common Stock. The Company believes that a higher trading price will aid the Company in remaining eligible for listing on The Nasdaq SmallCap Market.

      The Company believes that maintaining the listing of its Common Stock on The Nasdaq SmallCap Market is in the best interest of the Company and its stockholders. Inclusion in The Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq SmallCap Market listing may enhance the Company's access to capital and increase the Company's financial flexibility. The Company believes that prospective investors will view an investment in the Company more favorably if its shares are listed on The Nasdaq SmallCap Market.

      The Company also believes that the current trading price per share of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

      In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

      In addition, if the Common Stock is not listed on The Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

      The Company believes that the Reverse Stock Split represents the Company's best opportunity to maintain the $1.00 minimum bid price required for continued listing on The Nasdaq Small Cap Market. However, in the event that the Common Stock is delisted from The Nasdaq SmallCap Market, sales of the Common Stock would likely be conducted only in the over-the-counter market, such as the OTC Bulletin Board, or potentially on regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

      For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders.

      There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels. In addition, although the Company believes that the Reverse Stock Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock, the Reverse Stock Split will not impact the market value of the Company's public float. Following the Reverse Stock Split, the Company's insiders will continue to hold 62.8% of the total shares of Common Stock outstanding. As such, the Common Stock will need to maintain a minimum trading price of approximately $1.79 per share following after the Effective Date in order to be in compliance with Nasdaq's $1 million public float market value requirement. Consequently, even following the Reverse Stock Split there is no guarantee of a continued Nasdaq listing.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

      Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposal at the Meeting, the actual timing of such filing will be determined by the Board of Directors based upon its evaluation as to when such action is in the best interests of the Company and its stockholders. Further, notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may elect, in its discretion, not to file the Reverse Stock Split Amendment at all.

EFFECTS OF THE REVERSE STOCK SPLIT PROPOSAL

      After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional shares resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted in proportion to the Reverse Stock Split exchange ratio in accordance with their terms as of the Effective Date. The Company does not believe that the immediate impact of the Reverse Stock Split will be to reduce the number of beneficial or record stockholders.

      The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock . Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

      Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced in proportion to the reverse split conversion ratio. The Reverse Stock Split will not affect the Company's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

      Based on the 6,001,573 shares of Common Stock outstanding as of January ___, 2003, the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the 1-for-4 exchange ratio, is approximately 1,500,393 (subject to adjustments for fractional shares).

      There are currently 10,000,000 shares of Common Stock authorized under the Certificate of Incorporation. The Reverse Stock Split Amendment will not reduce the number of authorized shares of Common Stock. Therefore, the number of authorized but unissued shares of Common Stock will be increased, as a result of the Reverse Stock Split, from 3,998,427 shares to approximately 8,499,607 (subject to adjustments for fractional shares).

      The availability of additional authorized shares will allow the Board of Directors to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The increase in the number of authorized but un-issued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or Bylaws.

      The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (subject to adjustments for fractional shares). None of the rights currently accruing to holders of the Common Stock or options to purchase Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

      The conversion of the shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, four shares of Common Stock will be converted and reclassified into one share of post-split Common Stock.

      For example, if the Reverse Stock Split is implemented by the Board of Directors, a holder of 400 shares immediately prior to the Effective Date would hold 100 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Instead, the Company will pay each holder of a fractional share an amount in cash equal to the value of such fractional interest on the Effective Date, as calculated based upon the average closing market price for the five business day period preceding the Effective Date.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder will hold as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

      The Company estimates that its aggregate expenses relating to the Reverse Stock Split will be approximately $35,000.

      STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

      As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive a new stock certificate representing the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

NO APPRAISAL RIGHTS

      Dissenting stockholders have no appraisal rights under Delaware law, the Certificate of Incorporation or the Company's By-laws in connection with the approval of the Reverse Stock Split Amendment and the consummation of the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

      Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes and the aggregate tax basis of the shares of Common Stock held following the Reverse Stock Split must take into account the gain recognition.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REVERSE STOCK SPLIT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of January ___, 2003 certain information with regard to beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director and Named Executive Officer (as defined below) individually, and (iii) all executive officers and directors of the Company as a group:

                                          TOTAL NUMBER OF SHARES       PERCENTAGE OF CLASS OF
NAME AND ADDRESS OF                           OF COMMON STOCK               COMMON STOCK
BENEFICIAL OWNER                           BENEFICIALLY OWNED(1)        BENEFICIALLY OWNED(1)
----------------                           ---------------------        ---------------------
Orbit-Alchut Technologies, Ltd. (2)                3,700,000                         61.7%
P.O.  Box 3171
Industrial Zone
Netanya 42131 Israel

Ze'ev Stein (3)                                    3,724,000                         61.8%
P.O. Box 3171
Industrial Zone
Netanya 42131
Israel

Uri Jenach (4)                                        22,500                          *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

Doron Ginat (5)                                       12,000                          *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

Gurion Meltzer (6)                                     6,000                          *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

Dan Goffer (7)                                            --                          *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Israel Adan (8)                                       40,000                          *
c/o Orbit/FR, Inc.
506 Prudential Road
Horsham, PA 19044

Mark Bates (9)                                        15,270                          *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Dave Lubbe (10)                                       11,000                          *
Orbit/FR, Inc.

506 Prudential Road
Horsham, Pennsylvania  19044

Moshe Pinkasy (11)                                    51,000                          *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Gabriel Sanchez (12)                                  89,673                          1.5%
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

Kevin Flood (13)                                          --                          *
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania  19044

All executive officers and directors               3,971,443                         63.7%
as a group (11 persons) (14)

*     Less than 1% of the outstanding Common Stock.

      (1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this Proxy Statement. Beneficial ownership may be disclaimed as to certain of the securities.

      (2) Represents shares beneficially owned after the Company's initial public offering effective June 17, 1997.

      (3) Represents 3,700,000 shares held by Alchut. Mr. Stein is a director and 57% beneficial stockholder of Alchut. Also includes 24,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Stein, which options became exercisable prior to the date of this Proxy Statement. Does not include 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Stein, which options become exercisable in five cumulative installments commencing 12 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (4) Represents 22,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Jenach, which options became exercisable prior to the date of this Proxy Statement. Does not include 7,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Jenach upon his appointment to the Board of Directors of ORBIT/FR Engineering, LTD, which options become exercisable in four cumulative annual installments commencing 24 months after the date of original grant, which options are not exercisable within 60 days of the date of this Proxy Statement.

      (5) Represents 12,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ginat, which options became exercisable prior to the date of this Proxy Statement. Does not include 18,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ginat, which options become exercisable in four cumulative installments commencing 24 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (6) Represents 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Meltzer, which options became exercisable prior to the date of this Proxy Statement. Does not include 24,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Meltzer, which options become exercisable in five cumulative annual installments commencing 12 months after the date of original grant which options are not exercisable within 60 days of the date of this Proxy Statement.

      (7) Does not include 30,000 shares of Common Stock issuable upon the exercise of options expected to be granted to Mr. Goffer, which options become exercisable in five cumulative installments commencing 12 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (8) Represents 20,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Adan, which options became exercisable prior to the date of this Proxy Statement. Includes 20,000 shares of Common Stock exercisable within 60 days of the date if this Proxy Statement. Does not include 20,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Adan, which options become exercisable in three cumulative annual installments commencing 12 months after the date of original grant which options are not exercisable within 60 days of the date of this Proxy Statement.

      (9) Includes 15,250 shares of Common Stock issuable upon the exercise of options granted to Mr. Bates, which options became exercisable prior to the date of this Proxy Statement. Does not include 13,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Bates, which options become exercisable in four cumulative installments commencing 24 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (10) Includes 11,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Lubbe, which options became exercisable prior to the date of this Proxy Statement. Does not include 14,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Lubbe, which options become exercisable in four cumulative installments commencing 24 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (11) Includes 51,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Pinkasy, which options became exercisable prior to the date of this Proxy Statement.

      (12) Includes 68,973 shares owned by Mr. Sanchez. Also includes 20,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Sanchez, which options became exercisable prior to the date of this Proxy Statement. Also includes 700 shares of Common Stock exercisable within 60 days of the date if this Proxy Statement. Does not include 2,100 shares of Common Stock issuable upon the exercise of options granted to Mr. Sanchez, which options become exercisable in four cumulative installments commencing 24 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement.

      (13) Does not include 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Flood, which options become exercisable in four cumulative installments commencing 24 months after the dates of the original grants, which options are not exercisable within 60 days of the date of this proxy statement. Mr. Flood resigned his position with the Company on November 22, 2002.

      (14) Includes the information contained in the notes above, as applicable. Includes 13,750 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers, which options became exercisable prior to the date of this Proxy Statement. Also includes 3,750 shares of Common Stock exercisable within 60 days of the date if this Proxy Statement. Does not include 17,500 shares of Common Stock issuable upon the exercise of options granted to certain other executive officers, which options become exercisable in four cumulative annual installments commencing 24 months after the dates of original grant.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      The Company intends to mail next year's proxy statement to its stockholders on or about April 30, 2003. Any stockholder proposal intended to be presented at the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") must have been received by the Company at its office in Horsham, Pennsylvania on or before December 31, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

      With respect to the Company's 2003 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement under Rule 14a-8, by March 16, 2003, the management proxies will be allowed to use their discretionary authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring any matters before the Special Meeting, other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Special Meeting. If any other matters come before the Special Meeting, the persons named in the enclosed Proxy will vote the Proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

                            EXPENSES OF SOLICITATION

      The cost of preparing, assembling, mailing and soliciting the Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of Proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining Proxies from such owners.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                                   ORBIT/FR, INC.

                                                   /s/ Irene Honeycutt
                                                   -------------------
                                                   Irene Honeycutt
                                                   Secretary

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ORBIT/FR, INC.

            Orbit/FR, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

      FIRST: That the board of directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation to effect a combination of the outstanding Common Stock of the Corporation. The resolutions setting forth the proposed amendment are as follows:

            RESOLVED, that without any other action on the part of the Corporation or any other person, on the date (the "Filing Date") on which a Certificate of Amendment to the Corporation's Certificate of Incorporation, setting forth these resolutions, is filed with the Secretary of State of the State of Delaware, every four (4) shares of Common Stock then outstanding shall be automatically converted into one
      (1) share of Common Stock; and

            RESOLVED FURTHER, that no fractional shares of Common Stock shall be issued upon the conversion of shares pursuant to the preceding resolution. Fractional shares shall entitle the holders thereof to receive an amount in cash equal to the value of such fractional interest as calculated based on the average market closing price of the shares of Common Stock of the Corporation for the five trading days immediately preceding the Effective Date; and

            RESOLVED FURTHER, that following the Filing Date, (i) new stock certificates (the "New Certificates") representing shares of Common Stock shall be issued by the Corporation in exchange for the surrender of stock certificates (the "Old Certificates") representing outstanding shares of Common Stock immediately prior to the Filing Date, and (ii) the Old Certificates shall be deemed canceled, shall not be recognized as evidencing outstanding Common Stock, and shall represent only the right of the holders thereof to receive New Certificates.

      SECOND: That pursuant to resolution of its board of directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

      THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.


      IN WITNESS WHEREOF, Orbit/FR, Inc. has caused this certificate to be signed by Israel Adan, its Chief Executive Officer and President, this ______ day of ________, 2003.



                                           ORBIT/FR, INC.

                                           --------------------------
                                           Israel Adan
                                           Chief Executive Officer and President

                                 ORBIT/FR, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, revoking all previous proxies, hereby appoints Ze'ev Stein and Uri Jenach, or either of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the Special Meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of the Company to be held on __________, January ___, 2003 at 10:00 A.M., local time, at the Company's headquarters at 506 Prudential Road, Horsham, PA 19044, and at any adjournment or postponement thereof.

Proposal No. 1    To approve proposed amendment to the Company's
                  Certificate of Incorporation to effect a reverse stock split of the Company's common stock (the "Common Stock"), pursuant to which four shares of Common Stock would be combined into one share of Common Stock at the discretion of the Company's
                  Board of Directors:

     [ ]   FOR                    [ ]   AGAINST                [ ]  ABSTAIN


      (Please date and sign your Proxy on the reverse side and return it promptly)

            This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" Proposal No. 1. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

            The undersigned hereby acknowledges receipt of the notice of Special Meeting and Proxy Statement.

                 Date:                                    , 2003
                      ------------------------------------

                             Signature of Stockholder

                             Signature of Stockholder

                  NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.